Exhibit 5.2

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

January 9, 2018

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Lloyds Securities Inc.

1095 Avenue of the Americas

New York, NY 10036-6797

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
One Bryant Park
New York, NY 10036

UBS Securities LLC
1285 Avenue of the Americas
New York, NY 10019

As the Representatives of the several Underwriters listed in Schedule I of the Pricing Agreement (as defined below)

Ladies and Gentlemen:

We have acted as special United States counsel for Lloyds Banking Group plc, a public limited company organized under the laws of Scotland (the “Issuer”), in connection with (i) the Underwriting Agreement dated January 4, 2018 (the “Base Underwriting Agreement”) with you as the Representatives of the other several Underwriters named in Schedule I of the Pricing Agreement (as defined below) and (ii) the Pricing Agreement dated January 4, 2018 (the “Pricing Agreement” and, together with the Base Underwriting Agreement, the “Underwriting

BNP Paribas Securities Corp.	January 9, 2018
Goldman Sachs & Co. LLC
Lloyds Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC

Agreement”) under which you and such other Underwriters have severally agreed to purchase from the Issuer $1,500,000,000 aggregate principal amount of the Issuer’s 4.344% Subordinated Debt Securities due 2048 (the “Securities”). The Securities are to be issued pursuant to the provisions of the subordinated debt securities indenture dated November 4, 2014 (the “Subordinated Indenture”) between the Issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”), as supplemented by the seventh supplemental indenture dated the date hereof between the Issuer and the Trustee (the “Seventh Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”).

We have also participated in the preparation of the registration statement of the Issuer on Form F-3 ASR (File No. 333-211791) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), other than the documents incorporated by reference therein (the “Incorporated Documents”), relating to the registration of securities to be issued from time to time by the Issuer (the “Shelf Securities”), and have participated in the preparation of the prospectus dated June 2, 2016, relating to the Shelf Securities, the preliminary prospectus supplement dated January 4, 2018 (the “Preliminary Prospectus Supplement”), the free writing prospectus dated January 4, 2018 and the prospectus supplement dated January 4, 2018, relating to the Securities (the “Prospectus Supplement”) and have reviewed the Incorporated Documents. The Registration Statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended, upon the filing of the Registration Statement with the Commission on June 2, 2016 pursuant to Rule 462(e). The Registration Statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated June 2, 2016 relating to the Shelf Securities is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus filed pursuant to Rule 433 on January 4, 2018 relating to the Securities, is hereinafter called the “Disclosure Package.” The Base Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Issuer to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the

BNP Paribas Securities Corp.	January 9, 2018
Goldman Sachs & Co. LLC
Lloyds Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC

laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Base Prospectus under the caption “Description of Debt Securities” and in the Prospectus Supplement under the captions “Description of the Subordinated Notes” and “Certain U.K. and U.S. Federal Tax Consequences—United States”). However, in the course of our acting as counsel to the Issuer in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and Scots counsel and independent public accountants for, the Issuer the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Issuer and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

1.	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

2.	nothing has come to our attention that causes us to believe that insofar as relevant to the offering of the Securities:

a.	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

b.	at 2:22 p.m. New York City time on January 4, 2018, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

c.	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding (i) the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package

BNP Paribas Securities Corp.	January 9, 2018
Goldman Sachs & Co. LLC
Lloyds Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC

or the Prospectus, or (ii) the Statement of Eligibility of the Trustee on Form T-1. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Act is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or of the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent. This letter may, however, without our further written consent, be used and, if necessary, furnished, where it is reasonable to do so and without prior notice to us (to the extent notice is impracticable) (i) for the purpose of responding to requests to review the letter by governmental, regulatory or judicial authorities having competent jurisdiction over the Underwriters and (ii) in connection with the defense of any legal or regulatory proceeding or investigation arising out of the offer and sale of the Securities.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP

Davis Polk & Wardwell London LLP